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As filed with the Securities and Exchange Commission on
                       October 29, 1998
                                    Registration No.33-81374

________________________________________________________________

          SECURITIES AND EXCHANGE COMMISSION
                WASHINGTON, D.C.  20549
       _________________________________________
            POST-EFFECTIVE AMENDMENT NO. 1
          UNDER COVER OF FORM S-8 TO FORM S-4
             REGISTRATION STATEMENT UNDER
              THE SECURITIES ACT OF 1933
       _________________________________________


                  CECIL BANCORP, INC.
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(Exact name of Registrant as Specified in Its Charter)

   Maryland                                  52-1883546
  ---------                                  -----------
(State or other jurisdiction of            (I.R.S. Employer
incorporation or organization)             Identification No.)

                          127 North Street
                    Elkton, Maryland 21921-5547
                          (410) 398-1650
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              (Address of Principal Executive Offices)

          Columbian Bank, A Federal Savings Bank 1994
                Stock Option and Incentive Plan
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                       (Full Title of the Plan)

     Mary B. Halsey, President and Chief Executive Officer
                       Cecil Bancorp, Inc.
                       127 North Street
                   Elkton, Maryland 21921-5547
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             (Name and Address of Agent For Service)

                           (410) 398-1650
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(Telephone number, including area code, of agent for service)

                           COPIES TO:
                   J. MARK POERIO, ESQUIRE
                   HOWARD S. PARRIS, ESQUIRE
              HOUSLEY KANTARIAN & BRONSTEIN, P.C.
              1220 19TH STREET, N.W., SUITE 700
                     WASHINGTON, D.C.  20036
                         (202)  822-9611

     Note. This Post-Effective Amendment No. 1 on Form S-8 to the Registrant's Registration Statement on Form S-4 relates to 9,702 previously registered shares of the Registrant's common stock (the "Common Stock"), par value $.01 per share, reserved for issuance pursuant to the Columbian Bank, A Federal Savings Bank 1994 Stock Option and Incentive Plan which the Registrant assumed upon consummation of its acquisition of Columbian Bank, A Federal Savings Bank ("Columbian") pursuant to the Reorganization and Merger Agreement, dated May 29, 1998.
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                        PART I

              INFORMATION REQUIRED IN THE
               SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION*
------

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
------   INFORMATION*

    *Documents containing the information required by Part I of this Registration Statement will be sent or given to participants in the Columbian Bank, A Federal Savings Bank 1994 Stock Option and Incentive Plan (the "Plan") in accordance with Rule 428(b)(1). In accordance with Rule 424 and in reliance on Rule 428, such documents are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements. Cecil Bancorp, Inc. (the "Company") will maintain a file of such documents for a period of five years after the date on which such documents are last used as part of the prospectus used to offer or sell shares of the Company's common stock, par value $.01 per share (the "Common Stock") pursuant to the Plan. Upon request, the Company will furnish the Commission or its staff a copy of any or all documents included in this file.


                       PART II

  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
------

    The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and, accordingly, files periodic reports and other information with the Commission. Reports, proxy statements and other information concerning the Company filed with the Commission may be inspected and copies may be obtained (at prescribed rates) at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission, including the Company. The address for the Commission's Web site is "http://www.sec.gov".

    The following documents are incorporated by reference in this Registration Statement:

    (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997 as filed with the Commission on March 23, 1998 (Commission File No. 000-24926).

    (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 as filed with the Commission on May
14, 1998 (Commission File No. 000-24926).

    (c)  The Company's Amended Quarterly Report on Form 10-
Q/A for the quarter ended March 31, 1998, as filed with the Commission on June 30, 1998 (Commission File No. 000-24926).

    (d) The Company's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998 as filed with the Commission on August 7, 1998 (Commission File No. 000-24926).

    (e)  The Company's Amended Quarterly Report on Form 10-
QSB/A for the quarter ended June 30, 1998, as filed with the Commission on August 14, 1998 (Commission File No. 000-24926).

    (f)       The Company's Current Report on Form 8-K dated
September 30, 1998, as filed with the Commission.
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    (g)  The Company's Current Report on Form 8-K dated May
         29, 1998, as filed with the Commission.

    ALL DOCUMENTS SUBSEQUENTLY FILED BY THE COMPANY PURSUANT
TO SECTIONS 13(A), 13(C), 14, AND 15(D) OF THE 1934 ACT AFTER THE DATE HEREOF AND PRIOR TO THE FILING OF A POST-EFFECTIVE AMENDMENT WHICH INDICATES THAT ALL SHARES OF COMMON STOCK OFFERED HAVE BEEN SOLD OR WHICH DEREGISTER ALL SUCH COMMON STOCK THEN REMAINING UNSOLD, SHALL BE DEEMED TO BE INCORPORATED BY REFERENCE IN THIS REGISTRATION STATEMENT, AND TO BE A PART HEREOF FROM THE DATE OF FILING OF SUCH DOCUMENTS.

ITEM 4.  DESCRIPTION OF SECURITIES
------

       Not applicable, as the Common Stock is registered under
Section 12 of the Securities and Exchange Act of 1934.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
------

       Not Applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS
------

    Indemnification of directors and officers of the Company is provided under Article VI of the Articles of Incorporation of the Company for judgments, fines, settlements, and expenses, including attorney fees incurred in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Article VI of the Company's Articles of Incorporation provides that an outside director shall not be personally liable to the Company or its stockholders for monetary damages for breach of his fiduciary duty as a director and authorizes the Company to indemnify such outside director against monetary damages for such breach to the full extent permitted by law. This provision applies to acts or omissions occurring after the effective date of the amendment, and does not limit liability for (i) any act or omission not in good faith which involves intentional misconduct or a knowing violation of law, (ii) any transaction from which the outside director derived an improper direct or indirect financial benefit, (iii) paying a dividend or approving a stock repurchase in violation of the Maryland Business Corporation Act or (iv) any act or omission which violates a declaratory or injunctive order obtained by the Company or its stockholders. For purposes of Article VI, "outside director" is defined as any member of the Board of Directors who is not an officer or a person who may control the conduct of the Company through management agreements, voting trusts, directorships in related corporations or any other device or relationship.

    The Company has purchased director and officer liability insurance that insures directors and officers against certain liabilities in connection with the performance of their duties as directors and officers, including liabilities under the Securities Act of 1933, as amended, and provides for payment to the Company of costs incurred by it in indemnifying its directors and officers.

    Under Maryland law, indemnification of directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of the Company. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Indemnification of directors and officers may be also provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in

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or not opposed to the best interests of the corporation.
However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper.

    The grant of indemnification to a director or officer shall be determined by a majority of a quorum of disinterested directors, by a written opinion from independent legal counsel, or by the stockholders.

    Indemnification shall be provided to any directors and officers for expenses, including attorney's fees, actually and reasonably incurred in the defense of any action, suit or proceeding to the extent that he or she has been successful on the merits.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED
------

      Not Applicable.

ITEM 8.  EXHIBITS
------

    For a list of all exhibits filed or included as part of this Registration Statement, see "Index to Exhibits" at the end of this Registration Statement.

ITEM 9.  UNDERTAKINGS
------

    1.   The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)  To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

              (ii)  To reflect in the prospectus any facts
         or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii)  To include any material information
         with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
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         (d) If the registrant is a foreign private issuer,
to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

    2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Elkton, State of Maryland, on October 29, 1998.

                        CECIL BANCORP, INC.


                        By: /s/  Mary B. Halsey
                            ---------------------------
                            Mary B. Halsey
                            President
                            (Duly Authorized Representative)

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature                      Capacity                        Date
---------                      --------                        ----

/s/ Mary B. Halsey         Principal Executive Officer       October 20, 1998
-------------------------  Principal Accounting and
Mary B. Halsey             Financial Officer and a Director
President, Chief Executive
Officer and
Chief Financial and
Accounting Officer

*                           Director
-------------------------
Bernard L. Siegel
Chairman of the Board

*                           Director
-------------------------
Thomas L. Foard

*                           Director
-------------------------
William F. Burkley

*                           Director
-------------------------
Howard J. Neff

*                           Director
-------------------------
Michael J. Scibinico

*                           Director
-------------------------
Doris P. Scott

*                           Director
-------------------------
Howard B. Tome

*By: /s/ Mary B. Halsey     Director                         October 20, 1998
     --------------------
     Mary B. Halsey
     Attorney-in-Fact
/TABLE
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                   INDEX TO EXHIBITS
                   -----------------


Exhibit             Description
-------             -----------

  5.1 Opinion of Housley Kantarian & Bronstein, P.C. as to the validity of the Common Stock being registered

 23.1       Consent of Independent Auditors

 23.2       Consent of Housley Kantarian & Bronstein, P.C.
            (appears in their opinion filed as Exhibit 5.1)

 24.1 Power of Attorney (contained in the signature page to the Registration Statement on Form S-4 as filed with the Commission on July 1, 1998)

 99.1       Columbian Bank, A Federal Savings Bank 1994 Stock
            Option and Incentive Plan (the "Plan")

 99.2 Form of Stock Option Agreement previously entered into with Optionees with respect to Options granted under the Plan.

 99.3       Form of 1998 Amendment to Stock Option Agreement